UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2009

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On February 19, 2009, the Board of Directors of Quicksilver Resources Inc. approved the Quicksilver Resources Inc. Third Amended and Restated 2006 Equity Plan, subject to stockholder approval, and recommended that the Third Amended and Restated 2006 Equity Plan be submitted to Quicksilver’s stockholders at the annual meeting of stockholders in 2009.  On May 20, 2009, Quicksilver’s stockholders approved the Third Amended and Restated 2006 Equity Plan.

The Third Amended and Restated 2006 Equity Plan amends and restates the plan as previously in effect.  In general, the amendments to the plan increase (i) the balance of shares available for awards under the Plan to 15 million shares, (ii) the maximum number of shares that may be subject to awards of incentive stock options to 15 million shares, and (iii) the maximum number of shares that may be subject to awards granted to an individual during any calendar year to 1.5 million shares.  The foregoing description is qualified in its entirety by reference to the full text of the Third Amended and Restated 2006 Equity Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers.

The principal executive officer, the principal financial officer and the other named executive officers of Quicksilver participate or are eligible to participate in the Third Amended and Restated 2006 Equity Plan.  The description of the Third Amended and Restated 2006 Plan under “Item 1.01 Entry Into a Material Definitive Agreement” above and Exhibit 10.1 to this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit Number	Description
10.1	Quicksilver Resources Inc. Third Amended and Restated 2006 Equity Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Senior Vice President,
General Counsel and Secretary

Date: May 22, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Quicksilver Resources Inc. Third Amended and Restated 2006 Equity Plan